SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : June 26, 2007

Commission File No. 000-49628

TELEPLUS WORLD, CORP.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of	90-0045023
incorporation or organization)	(IRS Employer Identification No.)

6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126

(Address of principal executive offices)

786-594-3939

(Issuer telephone number)

Teleplus Enterprises, Inc.
7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6

(Former Name and Address)

ITEM 8.01 Other Events

The Company announces the appointment, effective June 26, 2007, of Worldwide Stock Transfer, LLC (“Worldwide”) of Teaneck, New Jersey as the Company’s new stock transfer agent.

Shareholders and brokers requiring the services of the Company’s stock transfer agent can contact Worldwide, as follows:

Worldwide Stock Transfer, LLC
885 Queen Anne Rd
Teaneck, New Jersey 07666
Phone: 201-357-8650
Fax: 201-357-8648
www.worldwidestocktransfer.com

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

None.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus World, Corp.

June 29, 2007	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer

June 29, 2007	/s/ Cris Neely
Cris Neely
Chief Financial Officer